Exhibit 99.1

FOR IMMEDIATE RELEASE

CIT DECIDES NOT TO EARLY ADOPT FAIR VALUE ACCOUNTING STANDARD

•	First Quarter EPS of $1.01 Versus $1.37 Previously
•	EPS of $1.30 Excluding Noteworthy Items is Unchanged
•	Stockholders’ Equity Slightly Higher
•	Cash Flow Unaffected

        NEW YORK — April 30, 2007 — CIT Group Inc. (NYSE: CIT), a leading global provider of commercial and consumer finance solutions, announced today that it has decided not to early adopt Statement of Accounting Standard No. 159 “The Fair Value Option for Financial Assets and Liabilities” (“SFAS 159”).

Reevaluation of SFAS 159 Early Adoption

        In its April 18, 2007 earnings release, CIT presented financial information reflecting an early adoption of FAS 159, on a basis believed to be an appropriate interpretation of the standard at that time. Following the earnings release, guidance regarding SFAS 159 has emerged, including guidance recently issued by the AICPA’s Center for Audit Quality, prompting the Company to reevaluate its initial intent to early adopt SFAS 159 for selected debt and capital securities.

        In performing the reevaluation, CIT recognized that a substantial portion of the liabilities initially elected for fair value accounting under SFAS 159 were subsequently paid off and that it did not apply fair value accounting to any replacement liabilities. CIT determined that applying the fair value accounting option to replacement liabilities could introduce continuing volatility into its earnings and decided not to early adopt SFAS 159.

Impact to Previously Issued Financial Information

        This decision does not impact the strong operating earnings and cash flows of the Company’s businesses, nor does it affect the prospective interest expense benefit relating to the recent refinancing of the settled securities at lower rates. The extinguishments and refinancing of the debt and capital securities replaced the Company’s highest cost debt with lower cost funding and strengthened the Company’s capital position.

        Net income is lower than previously announced because the charge for the early payment of the high coupon debt and capital securities is reflected in earnings as a separate line under the caption “Loss on early extinguishments of debt”, rather than as a direct reduction of retained earnings. Stockholders’ equity is slightly higher.

        The impact of the Company’s decision on selected key financial measurements as of, or for the quarter ended, March 31, 2007 is summarized in the table below. Refer to the exhibits to this press release for the entire consolidated statement of income and balance sheet.

(Dollars in millions, except per share data)

	Previously Announced	Adjusted	Change
Net income available to common shareholders	$ 271.4	$ 200.6	$ (70.8)
Net income excluding noteworthy items	$ 257.8	$ 257.8	$ —
Diluted earnings per share	$ 1.37	$ 1.01	$ (0.36)
Diluted earnings per share excluding noteworthy items	$ 1.30	$ 1.30	$ —
Total stockholders’ equity	$ 7,413.4	$ 7,427.9	$ 14.5
Return on average common equity	15.6%	11.5%
Return on average common equity excluding noteworthy items	14.8%	14.8%

Conference Call and Webcast

        CIT Vice Chairman and Chief Financial Officer Joseph M. Leone and CIT Executive Vice President and Controller William J. Taylor will discuss this reevaluation and the changes to previously issued financial information on a conference call and audio webcast today at 2:00 pm (ET). Interested parties may access the conference call live today by dialing 800-599-9795 for U.S. and Canadian callers or 617-786-2905 for international callers, and reference access code “CIT Group” or access the audio webcast at the following website: http://ir.cit.com. An audio replay of the call will be available beginning shortly after the conclusion of the call until 11:59 pm (ET) May 7, 2007, by dialing 888-286-8010 for U.S. and Canadian callers or 617-801-6888 for international callers with the access code 74196261, or at the following website: http://ir.cit.com.

About CIT

        CIT Group Inc. (NYSE: CIT), a leading commercial and consumer finance company, provides clients with financing and leasing products and advisory services. Founded in 1908, CIT has approximately $80 billion in managed assets and possesses the financial resources, industry expertise and product knowledge to serve the needs of clients across approximately 30 industries worldwide. CIT, a Fortune 500 company and a member of the S&P 500 Index, holds leading positions in cash flow lending, vendor financing, factoring, equipment and transportation financing, Small Business Administration loans, and asset-based lending. With its global headquarters in New York City, CIT has approximately 7,500 employees in locations throughout North America, Europe, Latin America, and Asia Pacific. www.cit.com

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Contact:
Investor Relations	Steven Klimas	Vice President	(973) 535-3769

Media Relations	C. Curtis Ritter	Director of External Communications and Media Relations	(212) 461-7711 curt.ritter@cit.com

Consolidated Statements of Income (Unaudited)
Quarters Ended March 31, (dollars in millions — except per share data)

	2007	2006

Finance revenue	$ 1,617.1	$ 1,294.6
Interest expense	873.6	598.3
Depreciation on operating lease equipment	263.6	249.4

Net finance revenue	479.9	446.9
Provision for credit losses	71.1	33.3

Net finance revenue, after credit provision	408.8	413.6
Other revenue	328.6	260.1

Total net revenue, after credit provision	737.4	673.7
Salaries and general operating expenses	355.8	323.1
Provision for restructuring	—	11.1
Loss on early extinguishments of debt	139.3	—

Income before provision for income taxes	242.3	339.5
Provision for income taxes	(34.1)	(101.3)
Minority interest, after tax	(0.1)	(0.8)

Net income before preferred stock dividends	208.1	237.4
Preferred stock dividends	(7.5)	(7.7)

Net income available to common stockholders	$ 200.6	$ 229.7

Per common share data
Basic earnings per share	$ 1.03	$ 1.15
Diluted earnings per share	$ 1.01	$ 1.12
Number of shares - basic (thousands)	194,099	199,462
Number of shares - diluted (thousands)	197,922	204,455
Dividends per common share	$ 0.25	$ 0.20

CONSOLIDATED BALANCE SHEETS (Unaudited) — Assets (dollars in millions — except share data)

	March 31, 2007	December 31, 2006
Financing and leasing assets:
Finance receivables, including receivables pledged of $4,238.4 and $4,311.6	$ 60,126.5	$ 55,064.9
Reserve for credit losses	(704.0)	(659.3)

Net finance receivables	59,422.5	54,405.6
Operating lease equipment, net	11,294.4	11,017.9
Financing and leasing assets held for sale	1,954.9	1,793.7
Cash and cash equivalents, including $144.2 and $179.0 restricted	3,464.4	4,458.4
Retained interest in securitizations and other investments	1,231.5	1,059.4
Goodwill and intangible assets, net	1,252.4	1,008.4
Other assets	3,439.6	3,324.5

Total Assets	$ 82,059.7	$ 77,067.9

CONSOLIDATED BALANCE SHEETS (Unaudited) — Liabilities and Stockholders’ Equity

Debt:
Commercial paper	$ 5,261.4	$ 5,365.0
Deposits	2,908.8	2,399.6
Non-recourse, secured borrowings	4,333.8	4,398.5
Variable-rate senior unsecured notes	23,009.4	19,184.3
Fixed-rate senior unsecured notes	29,912.6	29,107.1
Junior subordinated notes	750.0	—
Preferred capital securities	250.3	250.3

Total debt	66,426.3	60,704.8
Credit balances of factoring clients	3,769.9	4,131.3
Accrued liabilities and payables	4,396.0	4,440.8

Total Liabilities	74,592.2	69,276.9
Commitments and Contingencies
Minority interest	39.6	39.9
Stockholders’ Equity:
Preferred stock: $0.01 par value, 100,000,000 authorized,
Issued and outstanding:
Series A 14,000,000 with a liquidation preference of $25 per share	350.0	350.0
Series B 1,500,000 with a liquidation preference of $100 per share	150.0	150.0
Common stock: $0.01 par value, 600,000,000 authorized,
Issued: 214,234,705 and 213,555,940	2.1	2.1
Outstanding: 191,911,903 and 198,295,376
Paid-in capital, net of deferred compensation of $104.8 and $68.7	10,633.6	10,678.9
Accumulated deficit	(2,689.6)	(2,838.9)
Accumulated other comprehensive income	121.5	129.6
Less: treasury stock, 22,322,802 and 15,260,564 shares, at cost	(1,139.7)	(720.6)

Total Common Stockholders’ Equity	6,927.9	7,251.1

Total Stockholders’ Equity	7,427.9	7,751.1

Total Liabilities and Stockholders’ Equity	$ 82,059.7	$ 77,067.9